As filed with the Securities and Exchange Commission on June 30 , 2011
Registration No.  333-174338

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________________

Amendment No. 3 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3315	37-0364250
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)
________________

5430 LBJ Freeway, Suite 1740 Three Lincoln Centre Dallas, Texas 75240 (972) 458-0028
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

Bert E. Downing, Jr. Vice President and Chief Financial Officer 5430 LBJ Freeway, Suite 1740 Three Lincoln Centre Dallas, Texas 75240 (972) 458-0028
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________

Copies to:

J. Mark Hollingsworth, Esq.	Neel Lemon
Keystone Consolidated Industries, Inc.	Baker Botts L.L.P.
5430 LBJ Freeway, Suite 1740	2001 Ross Avenue
Three Lincoln Centre	Dallas, Texas 75201
Dallas, Texas 75240	(214) 953-6500
(972) 450-4251
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer              ☐                                                            Accelerated filer                                    ☐
Non-accelerated filer                ☒  (Do not check if a smaller reporting company)          Smaller reporting company                 ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	751,388	$[•]	$7,513,880 (2)	$872.36 (4)
Subscription Rights to purchase Common Stock	(3)	N/A	N/A	$0 (5)

(1)
This registration statement relates to (a) the subscription rights to purchase our common stock, par value $0.01 per share, and (b) shares of our common stock deliverable upon the exercise of the subscription rights.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Evidencing the rights to subscribe for 751,388 shares of common stock, par value $0.01 per share.
(4)	Previously paid with the initial filing of this registration statement
(5)	The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-174338) is being filed solely to amend Item 15 of Part II of such Registration Statement.  Accordingly, a preliminary prospectus has been omitted.  In addition, an updated Exhibit 23.1 is being filed with this Amendment No. 3.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, all of which shall be initially borne by the Registrant.  Pursuant to a letter agreement, dated [•], 2011, the Registrant’s majority stockholder, Contran Corporation, has agreed to reimburse the Registrant for all such fees and expenses.  All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee		$872.36
Legal fees and expenses		*
Blue sky fees and expenses		4,800.00
Accounting fees and expenses		15,000.00
Printing expenses		*
Subscription agent fees and expenses		*
Information agent fees and expenses		*
Miscellaneous		*
Total	$
_____________________

*   To be provided by amendment.

Item 14.  Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a “Proceeding”), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an “Agent” of the corporation), he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney’s fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled in indemnity.

Article V of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify all officers and directors to the extent currently permitted by the DGCL.  Article IX of the Amended and Restated Certificate of Incorporation of the Registrant provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL, or (4) a transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

None.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of the Registrant dated January 18, 2008, as filed with the Secretary of State of Delaware.  (Incorporated by reference to Exhibit 99.1 to the Registrant's Report on Form 8-K (File No. 001-03919) dated January 18, 2008).

3.2
Amended and Restated Bylaws of the Registrant dated August 31, 2005.  (Incorporated by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

4.1
Loan and Security Agreement dated August 31, 2005 by and between the Registrant and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.51 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

4.2
First Amendment to Loan and Security Agreement dated as of June 30, 2006 by and between the Registrant and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

4.3
Amendment No. 2 to Loan and Security Agreement dated as of March 23, 2007 by and between the Registrant and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

4.4
Amendment No. 3 to Loan and Security Agreement dated as of October 2, 2009 by and between the Registrant and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K (File No. 001-03919) dated October 2, 2009).

4.5
Amendment No. 4 to Loan and Security Agreement dated as of August 17, 2010 by and between the Registrant and Wells Fargo Capital Finance, LLC. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03919) dated August 17, 2010).

4.6*	Amendment No. 5 to Loan and Security Agreement dated as of May 19, 2011 by and between the Registrant and Wells Fargo Capital Finance, LLC.
4.7*	Form of Subscription Rights Certificate
5.1**	Opinion of Baker Botts L.L.P.
10.1
Agreement Regarding Shared Insurance between the Registrant, CompX International Inc., Contran Corporation, Kronos Worldwide, Inc., NL Industries, Inc., Titanium Metals Corp. and Valhi, Inc. dated as of October 30, 2003.  (Incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

10.2
The Combined Master Retirement Trust between Contran Corporation and Harold C.  Simmons as amended and restated effective September 30, 2005.  (Incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.3
Keystone Consolidated Industries, Inc. Master Retirement Trust I between the Registrant and U.S. Bank National Association as amended and restated effective January 1, 2006.  (Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.4
Keystone Consolidated Industries, Inc. Master Retirement Trust II between the Registrant and U.S. Bank National Association as amended and restated effective January 1, 2006.  (Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.5
Form of Deferred Compensation Agreement between the Registrant and certain executive officers.  (Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-03919) for the quarter ended March 31, 1999).

10.6
Intercorporate Services Agreement dated as of January 1, 2007 by and between the Registrant and Contran Corporation.  (Incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2007).

10.7*	Form of Letter Agreement, by and between the Registrant and Contran Corporation.
10.8*	Form of Tax Sharing Agreement, by and between the Registrant and Contran Corporation
21.1	Subsidiaries of the Company. (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2010).
23.1***	Consent of PricewaterhouseCoopers LLP
23.2**	Opinion of Baker Botts L.L.P. (Included as part of Exhibit 5.1).
24.1*	Powers of Attorney.
99.1*	Form of Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificate
99.2*	Form of Notice of Guaranteed Delivery for Subscription Rights Certificate
99.3*	Form of Letter to Stockholders
99.4*	Form of Letter to Nominees
99.5*	Form of Letter to Clients of Nominees
99.6*	Form of Beneficial Owner Election Form
99.7*	Form of Nominee Holder Certification
__________
*           Previously filed.
**          Executed copy to be filed by pre-effective amendment.
***       Filed herewith.

Item  17.  Undertakings

The undersigned registrant hereby undertakes:

(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(2)

(i)
That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment no. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 30 , 2011.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

By:            /s/ Bert E. Downing, Jr.
         Bert E. Downing, Jr.
         Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 30 , 2011.

Signature	Title
/s/ * Glenn R. Simmons	Chairman of the Board
/s/ * Thomas E. Barry	Director
/s/ * Steven L. Watson	Director
/s/ * Donald P. Zima	Director
/s/ * David L. Cheek	President and Chief Executive Officer
/s/ Bert E. Downing, Jr. Bert E. Downing, Jr.	Vice President, Chief Financial Officer, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)

*      By:      /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of the Company dated January 18, 2008, as filed with the Secretary of State of Delaware.  (Incorporated by reference to Exhibit 99.1 to the Company's Report on Form 8-K (File No. 001-03919) dated January 18, 2008).

3.2
Amended and Restated Bylaws of the Company dated August 31, 2005.  (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

4.1
Loan and Security Agreement dated August 31, 2005 by and between the Company and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.51 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

4.2
First Amendment to Loan and Security Agreement dated as of June 30, 2006 by and between the Company and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

4.3
Amendment No. 2 to Loan and Security Agreement dated as of March 23, 2007 by and between the Company and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

4.4
Amendment No. 3 to Loan and Security Agreement dated as of October 2, 2009 by and between the Company and Wachovia Capital Finance Corporation (Central).  (Incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 8-K (File No. 001-03919) dated October 2, 2009).

4.5
Amendment No. 4 to Loan and Security Agreement dated as of August 17, 2010 by and between the Company and Wells Fargo Capital Finance, LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-03919) dated August 17, 2010).

4.6*	Amendment No. 5 to Loan and Security Agreement dated as of May 19, 2011 by and between the Company and Wells Fargo Capital Finance, LLC.
4.7*	Form of Subscription Rights Certificate
5.1**	Opinion of Baker Botts L.L.P.
10.1
Agreement Regarding Shared Insurance between the Company, CompX International Inc., Contran Corporation, Kronos Worldwide, Inc., NL Industries, Inc., Titanium Metals Corp. and Valhi, Inc. dated as of October 30, 2003.  (Incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2003).

10.2
The Combined Master Retirement Trust between Contran Corporation and Harold C.  Simmons as amended and restated effective September 30, 2005.  (Incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.3
Keystone Consolidated Industries, Inc. Master Retirement Trust I between the Company and U.S. Bank National Association as amended and restated effective January 1, 2006.  (Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.4
Keystone Consolidated Industries, Inc. Master Retirement Trust II between the Company and U.S. Bank National Association as amended and restated effective January 1, 2006.  (Incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2006).

10.5
Form of Deferred Compensation Agreement between the Company and certain executive officers.  (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q (File No. 001-03919) for the quarter ended March 31, 1999).

10.6
Intercorporate Services Agreement dated as of January 1, 2007 by and between the Company and Contran Corporation.  (Incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2007).

10.7*	Form of Letter Agreement, by and between the Company and Contran Corporation.
10.8*	Form of Tax Sharing Agreement, by and between the Company and Contran Corporation
21.1	Subsidiaries of the Company. (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-03919) for the year ended December 31, 2010).
23.1***	Consent of PricewaterhouseCoopers LLP
23.2**	Opinion of Baker Botts L.L.P. (Included as part of Exhibit 5.1).
24.1*	Powers of Attorney.
99.1*	Form of Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificate
99.2*	Form of Notice of Guaranteed Delivery for Subscription Rights Certificate
99.3*	Form of Letter to Stockholders
99.4*	Form of Letter to Nominees
99.5*	Form of Letter to Clients of Nominees
99.6*	Form of Beneficial Owner Election Form
99.7*	Form of Nominee Holder Certification
__________
*           Previously filed.
**          Executed copy to be filed by pre-effective amendment.
***       Filed herewith.